Investor Presentation May 2019 Exhibit 99.2

Disclaimers Non-GAAP Financial Measures. As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document. This document contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA for the three-month periods ended March 31, 2019 and 2018; EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload for the twelve-month periods ended December 31, 2018, 2017, 2016 and 2015; free cash flow for the three-month periods ended March 31, 2019 and 2018, and the twelve-month periods ended December 31, 2018, 2017, 2016 and 2015; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three-month periods ended March 31, 2019 and 2018; adjusted operating income and adjusted operating ratio for our North American less-than-truckload business for the three-month periods ended March 31, 2019 and 2018; organic revenue and organic revenue growth for the three-month periods ended March 31, 2019 and 2018, on a consolidated basis and for our logistics segment. We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for acquisition costs and related integration, transformation and rebranding initiatives as well as adjustments for restructuring costs. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition and include transaction costs, acquisition and integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Rebranding adjustments primarily relate to the rebranding of the XPO Logistics name on our truck fleet and buildings. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as adjusted net cash used in operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash used in operating activities defined as net cash used in operating activities plus cash collected on deferred purchase price receivables. We believe that EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of normalized operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities. We believe that adjusted operating income for our North American less-than-truckload business improves the comparability of our operating results from period to period by (i) removing the impact of certain transaction, integration, restructuring and rebranding costs and amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables. We believe that organic revenue is an important measure because it excludes the impact of the following items: foreign currency exchange rate fluctuations, fuel surcharges and revenue associated with our direct postal injection service in last mile. With respect to our 2019 financial target for adjusted EBITDA, free cash flow and organic revenue growth, each of which is a non-GAAP measure, a reconciliation of the non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described below that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP that would be required to produce such a reconciliation. Forward-looking Statements. This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our financial targets for our consolidated adjusted EBITDA and free cash flow and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws; and governmental or political actions, including the United Kingdom's likely exit from the European Union. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law. 2 Investor Presentation May 2019

Key Factors Driving Growth and Returns Leading positions in fast-growing areas of transportation and logistics $1 trillion addressable opportunity, with less than 2% market share Differentiated through cutting-edge technology in every line of business Strong, multimodal presence in the e-commerce and omnichannel retail sectors Significant advantages of scale: operating leverage, purchasing power, cross-selling and capacity to innovate Ability to provide a broad range of integrated solutions to customers with complex supply chains Diverse talent base sharing best practices World-class operators who are also XPO shareholders 3 Investor Presentation May 2019 2019 targets: $1.650 billion to $1.725 billion of adjusted EBITDA, up 6% to 10% year-over-year, and $525 million to $625 million of free cash flow Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Note: Revenue data, excluding intersegment elimination, as reported for FY 2018. Move all types of freight using optimal mode or combination of modes Full truckload via brokered, contracted and owned truck and trailer capacity Less-than-truckload Last mile delivery, assembly and installation of heavy goods via contracted capacity Intermodal rail LOGISTICS 35% of Revenue TRANSPORTATION 65% of Revenue Solve complex supply chain requirements for all types of goods High-value-add warehousing, fulfillment, distribution and inventory management Innovative solutions using advanced automation, proprietary analytics and other XPO technology E-commerce and omnichannel specialization Returns management (reverse logistics) Top 10 Global Provider of Supply Chain Services We use our highly integrated network of people, technology and assets to help customers manage their goods most efficiently through their supply chains 4 Investor Presentation May 2019 Fortune named XPO one of the World’s Most Admired Companies for the second consecutive year in 2019

By Country of Operation By Customer Vertical Global Scale with Well-Diversified Business Mix Customers Over 50,000 Employees Approximately 100,000 Locations 1,540 Countries of Operation 32 Contract Logistics Facilities 194 million sq. feet (18 million sq. meters) Key Metrics Gross Revenue Profile 5 Investor Presentation May 2019 Note: Key metrics are as of March 31, 2019. Note: Gross revenue profile reflects FY 2018 total revenue. Note: Revenue split by customer vertical is based on the company’s top 200 customers, which represent approximately 60% of total revenue. United States (59%) France (13%) United Kingdom (12%) Spain (5%) Other (11%) Retail / E-Commerce (31%) Food and Beverage (16%) Consumer Goods (11%) Industrial / Manufacturing (9%) Automotive (9%) Agriculture / Chemicals (7%) Technology / Telecom (5%) Logistics / Transportation (4%) Home Furnishings / Business Materials (3%) Aerospace / Defense (3%) Business / Professional Services (1%) Energy / Oil and Gas (1%)

Note: Revenue mix reflects FY 2018 total revenue. Network Composition Creates Value Non-asset transportation network: 12,000 trucks contracted via independent owner-operators; and more than 1 million brokered trucks Ground transportation assets: 16,000 tractors; 39,000 trailers; 9,500 53-ft. intermodal boxes; and 5,000 chassis Facilities: 476 cross-docks; and 805 contract logistics facilities Attractive Revenue Mix Global network with optimal mix of non-asset and asset capabilities enhances customer service while generating significant returns for shareholders Asset-Light (70%) Asset-Based (30%) 6 Investor Presentation May 2019

$550 million annual investment in technology is a key competitive advantage Global technology team of ~1,700 professionals Over 100 data scientists focused on predictive analytics and machine learning XPO Connect™ digital freight marketplace gives shippers real-time visibility into supply and demand, automates load-matching with carriers through Drive XPO™ mobile app Last mile consumerization includes voice-activated tracking and augmented reality Launch of collaborative robots dramatically improves speed, accuracy and safe handling of logistics fulfillment; deploying more than 5,000 robots Proprietary warehouse technology facilitates integration of automated solutions C3XPO security robots enhance facility safety and lower customer costs Fast Pace of Innovation 7 Investor Presentation May 2019 Our technology is a major reason why customers trust us each day with approximately 160,000 ground shipments and more than 7 billion inventory units

Note: Partial list in alphabetical order. Highly Skilled Management Team Bradley Jacobs Chief Executive Officer United Rentals, United Waste Josephine Berisha Senior Vice President, Global Compensation and Benefits Morgan Stanley Tony Brooks President, Less-Than-Truckload – North America Sysco, PepsiCo, Roadway Erik Caldwell Chief Operating Officer, Supply Chain – Americas and Asia Pacific Hudson's Bay, Luxottica Richard Cawston Managing Director, Supply Chain – Europe Asda, Norbert Dentressangle Michele Chapman Senior Vice President, Global Sales Operations Amazon Ashfaque Chowdhury President, Supply Chain – Americas and Asia Pacific New Breed Troy Cooper President United Rentals, United Waste Matthew Fassler Chief Strategy Officer Goldman Sachs Sarah Glickman Acting Chief Financial Officer; Senior Vice President, Corporate Finance Novartis, Honeywell, Bristol-Myers Squibb Luis Angel Gómez Managing Director, Transport – Europe Norbert Dentressangle Mario Harik Chief Information Officer Oakleaf Waste Management 8 Investor Presentation May 2019 Prior Experience

Highly Skilled Management Team (Cont'd)

	Prior Experience
Tavio Headley *Senior Director, Investor Relations*	Jefferies, American Trucking Associations
Meghan Henson *Chief Human Resources Officer*	Chubb, PepsiCo
Erin Kurtz *Senior Vice President, Communications*	Thomson Reuters, AOL
Katrina Liddell *Senior Vice President, Transportation Sales – North America*	Johnson Controls International
John Mitchell *Chief Information Officer, Supply Chain – Americas and Asia Pacific*	New Breed, Pep Boys, Lowe's
Patrick Oestreich *Senior Vice President, Strategic Sales and Account Management*	DB Schenker
Emily Phillips *Senior Vice President, Advanced Solutions*	Home Depot, JDA Software
Greg Ritter *Chief Customer Officer*	Knight Transportation, C.H. Robinson
Sanjib Sahoo *Chief Information Officer, Transport Solutions*	tradeMONSTER
Christopher Synek *President, Transportation – North America*	Republic Services, Cintas
Daniel Walsh *President, Last Mile*	Brambles, CHEP
Malcolm Wilson *Chief Executive Officer, XPO Logistics Europe*	Norbert Dentressangle, NYK Logistics

Note: Partial list in alphabetical order.

9 Investor Presentation May 2019 XPO Logistics

< 2% Current Share of $1 Trillion Addressable Opportunity

Industry Sector Size in Billions (1)

Ordered by Share of XPO's Revenue

Contract Logistics	~$120
North American Less-Than-Truckload	~$38
European Transport (2)	~$455
North American Truckload and Expedite	~$375
North American Intermodal and Drayage	~$43
North American Last Mile	~$13

Larger Salesforce Closed a Record $1.1 Billion of New Business in Q1 2019

- Continued to grow strategic account management team in North America with a focus on expanding large customer relationships
- Created European strategic account management team and deepened European bench strength of senior-level sales talent in both transportation and logistics
- Beefed up sales support, raised incentive compensation and invested in new training and analytics to drive cross-selling

Top Customers Are Benefitting from XPO's Platform

Number of XPO's Services Used by Top 100 Customers(3)



10
14
6
15
55
1
2
3
4
5 or more

As of FY 2018

- 90 of XPO's top 100 customers use two or more service lines
- 69% of Fortune 100 companies trust XPO with their business

(1) Includes only North American and European markets; sources include: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain & Company, Wall Street research and management estimates.
(2) European transport includes truckload and brokerage.
(3) Service categories are North American expedite, intermodal, last mile, brokerage, LTL and supply chain; European transport and supply chain; and global forwarding.

10 Investor Presentation May 2019

XPO Logistics

Leading Positions in Fast-Growing Industry Sectors

		As Percent of XPO's Gross Revenue [1]	Projected Industry Growth Rate vs. GDP [2]
Contract Logistics	▪ Second largest provider of contract logistics globally ▪ Largest outsourced e-fulfillment provider in Europe	35%	2 – 3x
North American Less-Than-Truckload	▪ Top three LTL provider in North America ▪ More than 75,000 next-day and two-day lanes	22%	1 – 1.5x
European Transport	▪ Largest provider of truck brokerage and largest owned fleet in Europe ▪ Leading provider of LTL in Western Europe	16%	1 – 1.5x
Truck Brokerage, Expedite, Forwarding, Managed Transportation	▪ Second largest freight brokerage firm globally ▪ Largest manager of expedited shipments in North America, with largest web-based auction TMS for expedite	15%	2 – 4x
Intermodal and Drayage	▪ Third largest intermodal provider in North America and a drayage leader ▪ 30+ years experience in cross-border Mexico freight movements by rail	6%	3 – 5x
Last Mile for Heavy Goods	▪ Largest last mile logistics provider for heavy goods in North America ▪ Expanded North American network to 85 hubs	6%	2 – 4x

(1) Revenue mix for FY 2018.
(2) Sources: Armstrong & Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Wall Street Research and management estimates.

11 Investor Presentation May 2019

XPOLogistics

Strong Positions in E-Commerce and Omnichannel Retail Combination of scale, expertise and proprietary technology drives high consumer satisfaction levels Largest e-fulfillment 3PL provider in Europe Largest last mile logistics provider for heavy goods in North America, a growing category of online and omnichannel purchases, with service launched in Europe Reverse logistics (returns management) leader in North America, with extensive experience in product returns, testing, refurbishment, warranty management, order personalization and other value-added services Customers include pure-play e-commerce companies and retail giants XPO Direct™ shared-space distribution network gives customers time-definite, fast and affordable order fulfillment and store replenishment Proprietary technology for advanced warehouse automation, robots, drones and other innovations enable customized e-fulfillment solutions 12 Investor Presentation May 2019

Company-Specific Growth Drivers of Sustainable Growth 13 Investor Presentation May 2019 2018 investments deliver benefits going forward Expanded contract logistics infrastructure with warehouse management software Grew LTL salesforce in North America and global strategic account manager teams Launched XPO Direct™ shared-space distribution network to serve omnichannel, e-commerce and manufacturing customers in North America Expanded last mile footprint to 85 North American hubs, strategically located for pure-play last mile customers and XPO Direct™ distribution Achieved significant improvements in LTL customer service, on-time delivery and overall customer satisfaction ratings through technology and training Executed advanced automation of customer and carrier-facing functions Realized global efficiencies by centralizing shared services and procurement Widening our competitive moat through scale, density and technology

Company-Specific Drivers of Sustainable Growth (Cont.)

2019 technology initiatives enhance productivity and customer engagement

- Rapid adoption of XPO Connect™ digital freight marketplace by 18,000 US carriers to date
- Successful deployment of XPO Connect™ customer portal in Europe
- New XPO Connect™ capabilities for last mile give customers and independent contractors more control over consumer satisfaction
- Numerous technology tools implemented in LTL: dynamic route optimization, advanced pricing algorithms, AI-based load-building, linehaul bypass model and augmented reality tools
- Truck brokerage pricing algorithms utilize machine learning to purchase transportation
- XPO Smart labor productivity tools driving efficiencies in logistics sites, rolling out in 290 LTL service centers
- Scaled launches of GreyOrange, 6 River and ABB robotics underway with key logistics customers

14 Investor Presentation May 2019

XPO Logistics

Key Lines of Business

Contract Logistics Competitive Position as Technology Leader 16 Asset-light business characterized by long-term, recurring contractual relationships, low cyclicality and a high-value-add component that minimizes commoditization Deep expertise in high-growth sectors that trend toward outsourcing: retail, e-commerce, industrial, high tech, aerospace, telecom, food and beverage, healthcare and agriculture Largest provider of outsourced e-fulfillment in Europe Advanced warehouse robotics and automation Low maintenance capex requirements Five-year average contract tenure, with a historical renewal rate of around 95% Organic revenue growth of 8% in Q1 2019 Investor Presentation May 2019 Global Footprint Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Truck Brokerage Broad Opportunity to Cross-Sell Massive Capacity 17 Non-asset business that matches shippers’ freight with an established network of over 38,000 pre-qualified trucking carriers XPO Connect™ digital freight network and Drive XPO™ app improve productivity and margin by connecting customers and carriers in the cloud Proprietary Freight Optimizer technology manages access to capacity on XPO Connect™ Proprietary algorithms continually get smarter at price optimization through machine learning Variable cost model performs well through cycles, with high free cash flow conversion and minimal capex Fragmented truckload market with favorable outsourcing trends, broadly utilized by many different verticals Global Footprint Investor Presentation May 2019

Last Mile Demand Propelled by E-Commerce and Omnichannel Investor Presentation May 2019 18 Asset-light business that arranges the final stage of heavy goods deliveries from distribution centers, cross-docks or retail stores to consumers’ homes Customers include nearly all of the top big-box retailers and e-tailers in the US Best-in-class customer experience facilitated by proprietary technology for tracking, delivery and in-home installation of goods Integrated with contract logistics and LTL in XPO Direct™ share distribution network to create a powerful value proposition for retail and e-commerce customers Expanding last mile service in Europe Global Footprint

North American Less-Than-Truckload Top three LTL Carrier in North America Investor Presentation May 2019 19 Asset-based business utilizing employee drivers, fleet of tractors and trailers for line-haul, pick-up and delivery of pallets, and network of terminals Network covers approximately 99% of all US zip codes Laser focused on on-time, damage-free performance One of the industry’s most modern fleets, delivering approximately 20 billion pounds of freight a year Top 25 LTL accounts use an average of six different XPO services each Technology driving price and labor optimization Q1 2019 adjusted operating ratio of 87.6%, the best first quarter ratio in 20 years North American Footprint Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Intermodal Long-term Sales Potential for Truck-to-Rail Conversion Investor Presentation May 2019 20 Asset-light business that arranges the long-haul portion of containerized freight, including rail brokerage, local drayage and on-site operational services Third largest intermodal provider Leading U.S. drayage capacity of 2,400 independent owner-operators, with access to over 25,000 additional drayage trucks Proprietary Rail Optimizer technology is a competitive advantage: enables constant communication with railroads for door-to-door movements of long-haul freight with high visibility High levels of customer satisfaction driven by cost effectiveness, ready capacity and service performance North American Footprint

European Transport Cross-Fertilizing Best Practices with North America Investor Presentation May 2019 21 Leading platform for dedicated and non-dedicated truckload, less-than-truckload, truck brokerage, and new last mile service LTL, truck brokerage and dedicated transport combined accounted for about 80% of European transport EBITDA in FY 2018 A leading LTL provider in Western Europe, with profit initiatives underway similar to North American LTL Large and growing brokerage business draws on carrier network and XPO-owned capacity Launched Freight Optimizer system to increase visibility and rolled out Drive XPO™ app for carriers High-return dedicated transport business utilizes assets for long-term contracts European Transport Footprint Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Global Forwarding Integrated Global Network Investor Presentation May 2019 22 Non-asset logistics solution for domestic, cross-border and international shipments, including customs brokerage Freight forwarding is a $150 billion industry, of which XPO has less than a 1% share Ability to leverage ground, air and ocean carrier relationships to provide differentiated services for domestic, international and cross-border freight Operates a subsidiary as a non-vessel operating common carrier (“NVOCC”) Opportunity to grow market share through network of dedicated offices on four continents Added capabilities on XPO Connect™ Global Footprint

Financial Highlights

$2.5 Billion Share Repurchase Program From December 14, 2018, through April 30, 2019, the company repurchased: 35.2 million shares of XPO common stock At a $53.42 average price per share For a total cost of approximately $1.9 billion As of April 30, 2019, XPO had approximately 92 million shares of its common stock outstanding, compared with 127 million shares outstanding on September 30, 2018. The company is not obligated to repurchase any specific number of shares, and can suspend or discontinue the program at any time. 24 Investor Presentation May 2019 Our liquidity gives us considerable flexibility in making the best capital allocations on behalf of our shareholders

Industry-Leading Growth in Revenue and Adjusted EBITDA Note: Excludes impact of divested North American truckload unit. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. 25 Investor Presentation May 2019 Revenue Adjusted EBITDA $ in millions $ in millions CAGR: 24% CAGR: 37% 7,533 14,188 15,381 17,279 17,800 – 18,100 0 4,000 8,000 12,000 16,000 20,000 2015 2016 2017 2018 2019F 474 1,168 1,367 1,562 1,650 – 1,725 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2015 2016 2017 2018 2019F

Flexible Asset / Non-Asset Business Mix 26 Business model enhances customer service and financial returns % Investor Presentation May 2019 Note: Brokers include CH Robinson, Echo Global Logistics and Expeditors International; LTL includes Old Dominion Freight Line, YRC Worldwide, ArcBest and Saia; Parcel includes FedEx and UPS; TL includes Werner Enterprises, Knight-Swift Transportation and Heartland Express; Rail includes CSX Rail Corp, Norfolk Southern, Union Pacific, Kansas City Southern, Canadian Pacific Railway and Canadian National Railway Company. Figures calendarized to December 31 year end, with exception of Echo Global Logistics and Expeditors International calendarized to last twelve months as of September 30, 2018. Note: Net capex is defined as payment for purchases of property and equipment less proceeds from sale of assets. 2018: Low Net Capex as % of Revenue vs. Competitor Groups 2.4 0.7 8.1 8.7 10.6 19.4 0 4 8 12 16 20 24 XPO Brokers LTL Parcel TL Rail

Strong Free Cash Flow Generation 2019F free cash flow reflects forecasted 6% to 10% adjusted EBITDA growth, and share repurchase interest expense 27 Investor Presentation May 2019 Note: 2019F free cash flow reflects: 1) the company’s adjusted EBITDA target of $1.650 billion to $1.725 billion; 2) the company’s net capex target of $400 million to $450 million, including $650 million of gross capex and $200 million to $250 million of asset sales; 3) the anticipated $275 million to $315 million of cash interest expense; and 4) working capital as a use of cash, offset by an expected incremental benefit to free cash flow of $125 million to $150 million from trade receivables programs. Note: 2018 free cash flow includes an incremental benefit of approximately $200 million from trade receivables programs. Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016-18. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Free Cash Flow $ in millions (98) 207 399 694 525 - 625 -125 0 125 250 375 500 625 750 2015 2016 2017 2018 2019F

First Quarter 2019 Results 28 Investor Presentation May 2019 Q1 2019, compared with Q1 2018: $4.12 billion of revenue(1), compared with $4.19 billion 2.3% organic revenue growth(2) $43 million of net income(1), compared with $67 million(3) $0.37 diluted earnings per share(1), compared with $0.50 $59 million of adjusted net income, compared with $81 million $0.51 adjusted diluted earnings per share(4), compared with $0.61 $343 million of adjusted EBITDA, compared with $330 million $(96) million of cash flow usage from operations, compared with $(19) million $(96) million of free cash flow usage(5), compared with $(151) million Revenue, net income and diluted earnings per share were adversely impacted by: a reduction in business from the company’s largest customer; foreign currency exchange; higher interest expense year-over-year, partially offset by share repurchase activity; and a higher effective tax rate of 27% in 2019, compared with 0% in 2018. Effective first quarter 2019, the company excludes last mile direct postal injection revenue from its calculation of organic revenue growth, and continues to exclude fuel and foreign currency exchange; the company ceased offering last mile direct postal injection service in the first quarter of 2019. Net income is attributable to common shareholders. Adjusted diluted earnings per share for 2019 reflects a higher tax rate for the first quarter 2019, compared with the same period in 2018. Free cash flow includes $71 million of cash collected on deferred purchase price receivables, with favorability driven by lower net capex and lower bonus payments year-over-year Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

The company has reaffirmed its full-year 2019 targets: Revenue growth of 3% to 5%, which corresponds to organic revenue growth(1) of 5.5% to 7.5% year-over-year Adjusted EBITDA in the range of $1.650 billion to $1.725 billion, an increase of 6% to 10% year-over-year Free cash flow(2) in the range of $525 million to $625 million Net capital expenditures in the range of $400 million to $450 million Depreciation and amortization in the range of $765 million to $785 million Effective tax rate in the range of 26% to 29% Cash taxes1 in the range of $165 million to $190 million 2019 Financial Targets 29 Investor Presentation May 2019 The 5.5% to 7.5% outlook for full-year organic revenue growth equates to the 4% to 6% target issued in February 2019, adjusted for the exclusion of direct postal injection revenue in last mile. 2019 targets for free cash flow and cash taxes assume cash interest expense of $275 million to $315 million; the company expects an incremental benefit to free cash flow of $125 million to $150 million from trade receivables programs in 2019. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document.

Resilient in Creating Meaningful Shareholder Value Leading positions in fast-growing areas of transportation and logistics Leading-edge technology for operations, customers and carriers Strong position in rapidly expanding e-commerce and omnichannel sectors Differentiated solutions that help customers manage their supply chains most efficiently EBITDA growing faster than revenue Robust cash generation Highly skilled at capital allocation Insiders own 19% of diluted outstanding XPO shares, aligning their interests with our public shareholders 30 Investor Presentation May 2019 Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. XPO has raised or refinanced over $3 billion in debt from public and private investors since December 2018 at attractive terms, while extending its maturity profile. The company has no significant debt maturing until June 2022.

Supplemental Materials

XPO Is Widely Recognized for Performance and Culture Named one of the World’s Most Admired Companies by Fortune, 2018 and 2019 Named one of Spain’s Best Companies to Work For by Forbes, 2019 Named to the Fortune Future 50 list of US companies best positioned for breakout growth by Fortune, 2018 Ranked #7 of the Glassdoor Top 20 UK companies with the best leadership and culture at work, 2018 Ranked #67 of Largest US Employers by Fortune, 2018 CEO Jacobs ranked #10 on Barron's list of World's Best CEOs, 2018 Awarded Company of the Year for innovation by Assologistica (Italy), 2017 and 2018 Recognized by Nissan (Europe) for logistics excellence, 2015, 2016, 2017, 2018 Named a top-performing US company on the Global 2000 by Forbes, 2017 Named one of America’s Best Employers by Forbes, 2017 Named a Worldwide Leader in the Magic Quadrant for Third-Party Logistics Providers by Gartner, 2018 32 Investor Presentation May 2019

Highlights of XPO’s Inaugural Sustainability Report In 2018: US warehouse employees received an average annual wage increase of 8%, with over 30% receiving an increase of 10% or more XPO partnered with a leading healthcare network for women and families to offer supplemental health services from over 1,400 practitioners in 20 specialties through a virtual clinic XPO drivers worldwide travelled more than 1.4 billion accident-free miles Road to Zero safety program reduced US distracted driving by 37% from 2018 through LTL in-truck technology and driver coaching 1.7 million training hours were invested in employee development worldwide 30% of all global hires were women Tuition reimbursement of up to $5,250 annually paid toward an employee’s cost of continuing education 33 Investor Presentation May 2019

The 2018 Sustainability Report is at sustainability.xpo.com XPO’s Pregnancy Care and Family Bonding benefits are progressive in any industry: Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as the infant’s primary caregiver Women receive up to 20 days of 100% paid prenatal leave for health and wellness “Automatic yes" pregnancy accommodations are granted on request: changes to work schedules, the timing or frequency of breaks, and assistance with certain tasks More extensive accommodations are easily arranged with input from a doctor XPO guarantees that a woman will continue to be paid her regular base wage rate while her pregnancy accommodations are in effect XPO guarantees that a woman will remain eligible for wage increases while her pregnancy accommodations are in effect 34 Investor Presentation May 2019 In total, more than 30 quality benefits are available to XPO women and families in the US, with all enhancements provided at no additional cost to employees

Strongly Committed to Sustainability Transportation Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018 Honored for excellence in environmental improvement by SmartWay® Awarded the label “Objectif CO2” for outstanding environmental performance of transport operations by the French Ministry of the Environment and the French Environment and Energy Agency Large capex investment in fuel-efficient Freightliner Cascadia tractors in North America (EPA 2013-compliant and GHG14-compliant SCR technology) One of the most modern fleets in Europe: 98% compliant with Euro V, EEV and Euro VI standards, with an average truck age of approximately three years in 2018 Large fleet of natural gas trucks in Europe, pioneered LNG-powered tractors in the Paris suburban area Government-approved mega-trucks in Spain can reduce CO2 emissions up to 20% Drivers train in responsible eco-driving and fuel usage reduction techniques 35 Investor Presentation May 2019

Our CarbonNET proprietary, cloud-based calculator helps our operations document emission sources, activity data and CO2 calculations Strongly Committed to Sustainability (Cont’d) North American LTL operations have energy-saving policies in place and are implementing a phased upgrade to LED lighting Experimenting with diesel alternatives such as diesel-electric hybrids Introduced nine zero-emission electric vans in Europe for last mile service Logistics Numerous XPO facilities are ISO14001-certified to high standards for environmental management Nestlé’s warehouse of the future in the UK will be sited on man-made plateaus, with environmentally friendly ammonia refrigeration systems, LED lighting, air-source heat pumps for administration areas and rainwater harvesting Waste mitigation measures, such as electronic waybills and documentation, are instilled in daily operations to reduce paper and other waste products 36 Investor Presentation May 2019

Strongly Committed to Sustainability (Cont’d) 37 Energy efficiency evaluations are performed prior to selecting warehouses to lease, and energy efficient equipment is purchased when feasible 79% of material handling devices used in our logistics sites operate on battery power instead of fuel Millions of electronic components and batteries are recycled annually as a byproduct of reverse logistics operations Packaging engineers ensure that the optimal carton size is used for each product slated for distribution Recycled packaging is purchased when feasible Reusable kitting tools are utilized for the installation of parts in customer operations, manufactured by XPO We focus on operating our business in a way that demonstrates a high regard for the environment and all our stakeholders Investor Presentation May 2019

Business Glossary 38 Contract Logistics: An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Reverse logistics, also known as returns management, refers to processes associated with managing the flow of returned goods back through contract logistics facilities: for example, unwanted e-commerce purchases, food transport equipment or defective goods. Reverse logistics services can include cleaning, inspection, refurbishment, restocking, warranty processing and other lifecycle services. Expedite: A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, a web-based technology that solicits bids and assigns loads to aircraft; and a transportation management system (TMS) network that is the largest web-based expedite management system in North America. Freight Brokerage: A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology. Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers. Global Forwarding: A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO’s global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed. Investor Presentation May 2019

Business Glossary (Cont’d) Intermodal: An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring. Last Mile: An asset-light business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omnichannel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians. Less-Than-Truckload (LTL): The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. Managed Transportation: A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things. Truckload: The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination, and is not handled en route. See Freight Brokerage on the prior page for additional details. 39 Investor Presentation May 2019

Business Glossary (Cont’d) XPO Connect™: XPO’s fully automated, self-learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect™ gives customers comprehensive visibility across multiple transportation modes in real time, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Shippers can assign loads to carriers and track the freight through one, secure login. Carriers use the Drive XPO™ app from the road to interact with shippers and with XPO. The app also serves as a geo-locator and supports voice-to-text communications. XPO has deployed XPO Connect™ in North America and Europe for truckload freight, with additional capabilities for last mile customers and independent contractors engaged in the home delivery of heavy goods. XPO Direct™ : XPO’s national, shared-space distribution network gives retail, e-commerce, omnichannel and manufacturing customers new ways to distribute their goods. XPO Direct™ warehouses serve as stockholding sites and cross-docks that can be utilized by multiple customers at the same time. Transportation needs are supported by XPO’s brokered, contracted and owned capacity. B2C and B2B customers essentially rent XPO’s capacity for contract logistics, last mile, LTL, labor, technology, transportation and storage. They can position inventories fluidly across markets without the capital investment of adding distribution centers, while XPO uses its existing assets and supplier relationships as growth levers. The XPO Direct™ network encompasses over 90 facilities in North America. XPO Smart™ : XPO’s technology suite of optimization tools improve labor productivity, intelligent warehouse management and demand forecasting in the company’s logistics and transportation operations. XPO Smart labor productivity tools interface with the company’s proprietary warehouse management system to forecast optimal staffing levels day-by-day and shift-by-shift. In addition, the warehouse management system facilitates the integration of robotics and other advanced automation, enabling XPO to start up customer logistics projects or expand existing implementations with a high degree of efficiency. The integrated technology provides an intelligent, single solution that combines key supply chain applications, including unified order management and intuitive dashboard tools that analyze trends and guide decision-making. 40 Investor Presentation May 2019

Financial Reconciliations The following table reconciles XPO’s net income attributable to common shareholders for the periods ended March 31, 2019 and 2018 to EBITDA and adjusted EBITDA for the same periods. 41 Investor Presentation May 2019 Note: The sum of quarterly net income attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts due to the impact of the two-class method of calculating earnings per share. Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Change % Net income attributable to common shareholders $ 43 $ 67 $ (24) -35.8% Distributed and undistributed net income 4 6 (2) -33.3% Net income attributable to noncontrolling interests 5 6 (1) -16.7% Net income 52 79 (27) -34.2% Debt extinguishment loss 5 10 (5) -50.0% Interest expense 71 59 12 20.3% Income tax provision 19 - 19 100.0% Depreciation and amortization expense 180 171 9 5.3% Unrealized loss on foreign currency option and forward contracts 2 4 (2) -50.0% EBITDA $ 329 $ 323 $ 6 1.9% Transaction, integration and rebranding costs 1 7 (6) -85.7% Restructuring costs 13 - 13 100.0% Adjusted EBITDA $ 343 $ 330 $ 13 3.9% Three Months Ended March 31, 2019 2018 $ Variance Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Consolidated Reconciliation of Net Income to Adjusted EBITDA (Unaudited) (In millions)

Financial Reconciliations (Cont’d) 42 Investor Presentation May 2019 The table reconciles XPO’s GAAP net income attributable to common shareholders for the periods ended March 31, 2019 and 2018 to adjusted net income attributable to common shareholders for the same periods. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. GAAP net income attributable to common shareholders $ 43 $ 67 Debt extinguishment loss 5 10 Unrealized loss on foreign currency option and forward contracts 2 4 Impairment of customer relationship intangibles 6 - Transaction, integration and rebranding costs 1 7 Restructuring costs 13 - Income tax associated with the adjustments above (8) (6) Impact of noncontrolling interests on above adjustments (1) - Allocation of undistributed earnings (2) (1) Adjusted net income attributable to common shareholders $ 59 $ 81 Adjusted basic earnings per share $ 0.55 $ 0.67 Adjusted diluted earnings per share $ 0.51 $ 0.61 Weighted-average common shares outstanding Basic weighted-average common shares outstanding 107 120 Diluted weighted-average common shares outstanding 117 133 2019 2018 March 31, Three Months Ended Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Consolidated Reconciliation of GAAP Net Income and Net Income Per Share to Adjusted Net Income and Adjusted Net Income Per Share (Unaudited) (In millions, except per share data)

Financial Reconciliations (Cont’d) 43 Investor Presentation May 2019 Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016-18. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. The following table reconciles XPO’s cash flows provided by operating activities for the three months ended March 31, 2019 and 2018, and the years ended December 31, 2018, 2017, 2016 and 2015, to free cash flow for the same periods. Net cash (used in) provided by operating activities $ (96) $ (19) $ 1,102 $ 785 $ 622 $ 91 Cash collected on deferred purchase price receivable 71 - - - - - Adjusted net cash (used in) provided by operating activities (25) (19) 1,102 785 622 91 Payment for purchases of property and equipment (118) (142) (551) (504) (483) (249) Proceeds from sales of property and equipment 47 10 143 118 69 60 Free Cash Flow $ (96) $ (151) $ 694 $ 399 $ 208 $ (98) Reconciliation of Non-GAAP Measures 2015 December 31, March 31, 2019 2018 2018 2017 2016 Three Months Ended XPO Logistics, Inc. Reconciliation of Cash Flows From Operating Activities to Free Cash Flow (Unaudited) (In millions) Years Ended

Financial Reconciliations (Cont’d) 44 Investor Presentation May 2019 The following table reconciles XPO’s revenue attributable to its North American less-than-truckload business for the three months ended March 31, 2019 and 2018 to adjusted operating income and adjusted operating ratio for the same periods. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Change % Revenue (excluding fuel surcharge revenue) $ 786 $ 779 $ 7 0.9% Fuel surcharge revenue 127 128 (1) -0.8% Revenue 913 907 6 0.7% Salaries, wages and employee benefits 445 429 16 3.7% Purchased transportation 100 97 3 3.1% Fuel and fuel-related taxes 70 68 2 2.9% Depreciation and amortization 58 59 (1) -1.7% Other operating expenses 102 119 (17) -14.3% Maintenance 27 26 1 3.8% Rents and leases 12 11 1 9.1% Purchased labor 2 3 (1) -33.3% Operating income 97 95 2 2.1% Operating ratio (1) 89.4% 89.5% Restructuring costs 2 - 2 100.0% Amortization expense 8 9 (1) -11.1% Other income 6 7 (1) -14.3% Adjusted operating income $ 113 $ 111 $ 2 1.8% Adjusted operating ratio (2) 87.6% 87.8% 2019 2018 $ Variance (1) Operating ratio is calculated as (1 - (Operating income divided by Revenue)). (2) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)). XPO Logistics North American Less-Than-Truckload Adjusted Operating Ratio (Unaudited) (In millions) Three Months Ended March 31,

Financial Reconciliations (Cont'd)

The following table reconciles XPO's net income (loss) attributable to common shareholders for the years ended December 31, 2018, 2017, 2016 and 2015 to EBITDA, adjusted EBITDA, and adjusted EBITDA excluding the North American truckload business divested in 2016.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Truckload
(Unaudited)
(In millions)

	Years Ended December 31,			
	2018	2017	2016	2015
Net income (loss) attributable to common shareholders	$ 390	$ 312	$ 63	$ (246)
Preferred stock beneficial conversion charge	-	-	-	52
Distributed and undistributed net income	32	28	6	3
Net income (loss) attributable to noncontrolling interests	22	20	16	(1)
Net income (loss)	444	360	85	(192)
Debt commitment fees	-	-	-	20
Debt extinguishment loss	27	36	70	-
Other interest expense	217	284	361	187
Loss on conversion of convertible senior notes	-	1	-	10
Income tax provision (benefit)	122	(99)	22	(91)
Accelerated amortization of trade names	-	-	-	2
Depreciation and amortization expense	716	658	643	363
Unrealized (gain) loss on foreign currency option and forward contracts	(20)	49	(36)	3
EBITDA	$ 1,506	$ 1,289	$ 1,145	$ 302
Transaction, integration and rebranding costs	33	78	103	201
Restructuring costs	21	-	-	-
Litigation costs	26	-	-	-
Gain on sale of equity investment	(24)	-	-	-
Gain on sale of intermodal equipment	-	-	-	(10)
Adjusted EBITDA	$ 1,562	$ 1,367	$ 1,248	$ 493
Adjusted EBITDA divested NA Truckload business	-	-	80	19
Adjusted EBITDA excluding Truckload	$ 1,562	$ 1,367	$ 1,168	$ 474

Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.
Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document.

45 Investor Presentation May 2019

XPOLogistics

Financial Reconciliations (Cont’d) 46 Investor Presentation May 2019 The following table reconciles XPO’s GAAP revenue to organic revenue and organic revenue growth for the three months ended March 31, 2019 and 2018 for the consolidated company and the logistics segment. Note: Refer to the “Non-GAAP Financial Measures” section on page 2 of this document. Revenue $ 1,494 $ 1,448 $ 4,120 $ 4,192 Fuel - - (418) (425) Direct postal injection revenue - - (40) (56) Foreign exchange rates 72 - 134 - Organic Revenue $ 1,566 $ 1,448 $ 3,796 $ 3,711 Organic Revenue Growth (1) 8.1% 2.3% (1) Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2018 organic revenue. Consolidated Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Reconciliation of GAAP Revenue to Organic Revenue (Unaudited) (In millions) 2019 2018 Logistics Three Months Ended March 31, 2019 2018